## #82AV1

# '82 ASTON MARTIN V8 VANTAGE "OSCAR INDIA"

THIS INITIAL OFFERING IS COMING SOON!



## CURRENT VALUE: $297,500

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

# #82AV1

## '82 ASTON MARTIN V8 VANTAGE "OSCAR INDIA"

C.O.A. | RECORDS | SPECS

### FINANCIALS

| | |
|---|---|
| Price Per Share | $20.00 |
| Number of Shares | 14,875 |
| Market Cap. | $297,500 |
| Storage Location | Rally |

ASSET SPECIFICATIONS

| | |
|---|---|
| Year | 1982 |
| Make | Aston Martin |
| Model | V8 Vantage "Oscar India" |
| VIN # | V8V0L12332 |
| Mileage | 74,975 km |
| Production Total | 172 |
| Rarity | 1 of 3 delivered to North America |
| Manufactured In | England |
| Engine Type | 5.3L V8 |
| Transmission Type | 5-Speed, Manual |

## ASSET CONDITION

| | |
|---|---|
| Restored | Yes |
| Restoration Year | 2016 |
| Restoration By | Autosport Designs |
| Miles Since Restoration | <1000 |
| Modifications | None |
| Original Paint | No |
| Original Paint Color | Storm Red |
| Matching Numbers | Yes |
| Original Engine | Yes |
| Original Transmission | Yes |
| Original Interior | No |

| | |
|---|---|
| Original Interior Color | Beige |
| Original Books | Yes |
| Original Tools | Yes |
| Original Jack | Yes |
| Factory Build Record | Yes |

## ASSET EXTRAS

| | |
|---|---|
| Notable Feature | Fastest accelerating car upon release |
| Designer | David Brown |
| 0-60 mph. | ~ 5.2 sec. |
| 1/4 Mile | ~ 13.3 sec. |
| Top Speed | ~ 170 mph |
| LHD / RHD | LHD |

By Appointment to
His Royal Highness the Prince of Wales
Motor Car Manufacturer and Repairer

ASTON MARTIN

ASTON MARTIN

## Statement of Confirmation

17th April 2009

TO WHOM IT MAY CONCERN:

This is to confirm that the **Aston Martin V8 Vantage Saloon**

| | | |
|---|---|---|
| Vehicle Identification Number | : | V8VOL12332 |
| Engine Number | : | V/580/2332/V |
| Date of Manufacture | : | 21st January 1982 |
| Model Year | : | 1982 |

was manufactured by **Aston Martin Lagonda Ltd**, Gaydon, Warwickshire, England;

- was built to a specification that conformed to the vehicle regulations enforced in Canada at the date of manufacture; and
- met the technical requirements of the Federal Motor Vehicle Safety Standards and the emission standards of the U.S. E.P.A. applicable at the date of manufacture

For and on behalf of
Aston Martin Lagonda Ltd.

Stephen Wiles
Manager - Legislation & Certification Department

# Car Record Card 12332 119

| | |
|---|---|
| MODEL: | V8 |
| REG. No.: | |
| BODY TYPE: | ~~VOLANTE~~ VANTAGE. |
| CHASSIS No.: | V8 VOL 12332. |
| ENGINE No.: | V580/2332 V. |
| CARBURETTOR: | WEBER |
| GEARBOX No.: | 1118 |
| REAR AXLE No.: | H81/7. 3.54 |
| SPEEDOMETER: | KPH. |
| TYRES: | PIRELLI P7. |
| RADIO/STEREO No.: | |
| BODY COLOUR: | STORM RED |
| MNFRS.: | |
| REF. No.: | 9017. |
| TRIM COLOUR: | MAGNOLIA VM 3997 |
| MNFRS.: | PIPED |
| REF. No.: | BURGUNDY DV 6171. |
| HOOD COLOUR: | BEIGE DV6326 LEATHER. |
| MNFRS.: | |
| REF. No.: | |
| CARPET COLOUR: | BEIGE 0289 ONSLOW |
| MNFRS.: | |
| REF. No.: | |
| KEY No. IGNITION: | FR 978 |
| DOOR: | FT 574 |
| BOOT: | TC 462 |
| EXTRA EQUIPMENT: | G/BOX FS919 |
| CAR COMPLETED FINAL INSPECTION | |
| RELEASED BY | CANADA. |
| DATE | 21/1/82 |

ASTON DISTRIBUTING LTD
SHIPPED
4.2.82

# EXOTIC PERFORMANCE

**4100 Glencoe Ave.**
**Marina Del Rey CA 90292**

**BAR# AF161229**

**phone: 310 821-6801 / 310 821-2870** **fax: 310 821-7479** **e-mail EXOTIC PER@AOL.COM**

**INVOICE# 2516** **04-22-09**

**Customer**
**Name** [redacted]
**Address**

**Phone:**

**Vehicle**
**Make** Aston Martin
**Model** Vantage
**Year** 81
**License #** RRZ-746
**Mileage** 72628
**VIN #** VOL12332

I hereby authorize the repair work to be done along with the necessary materials. you and your employees may operate my vehicle for purposes of testing, inspection or delivery at my risk. You will not be held responsible for loss or damage to vehicle or articles left in vehicle in case of fire, theft, accident or any other cause beyond your control. I agree to pay a storage fee of $20.00 a day if vehicle is left more then 3 days after notification that repairs are complete.

I do not want an estimate, but call me before continuing if price will exceed $ 2500.00

**Signature:** ______________________

**Labor**

| | |
|---|---|
| Remove air filter housing; inspect carburetors; carburetor tops, needle valves and all jets; clean carburetors; inspect and clean needle valves, floats and all jets; check and adjust float levels; reassemble carburetors. | 468.00 |
| Remove, inspect, clean and reinstall spark plugs. | 78.00 |
| Replace miscellaneous vacuum tubes on intake manifold and vacuum valves. | 78.00 |
| Clean complete engine and engine compartment. | 117.00 |
| Replace ignition wires, remove, inspect, clean and reinstall distributor cap and ignition rotor. | 136.50 |
| Drain old gasoline from fuel tank, replace fuel filter. | 156.00 |
| Check cause of clutch not disengaging, partially remove gear box, loosen up pressure plate, free up clutch disc, reinstall pressure plate and gear box. | 390.00 |
| Synchronize and adjust carburetors, clean and reinstall air filter housing. | 156.00 |
| Oil and lubrication service includes change oil and oil filter; check and add differential oil, brake fluid and power steering fluid; lubricate suspension, door hinges and -locks; check tire pressure. | 117.00 |
| Reattach loose hood insulation padding. | 78.00 |
| Check lighting, repair front turn lh. side marker light, and lh. tail light and rh. backup light. | 39.00 |
| Replace wiper blade inserts. | 19.50 |

**Total** **$** 1833.00

Continue on next page

**Sublet labor**

**Total $ 0.00**

**Parts**

| | | | |
|---|---|---|---|
| miscellaneous parts for carburetor work | | | 25.00 |
| 3 | ft. vacuum hose | 3.80 | 11.40 |
| 1 | ignition wire set (aftermarket) | | 175.00 |
| 1 | fuel filter | | 16.46 |
| 1 | fuel filter spring | | 2.75 |
| 1 | fuel filter bowl o-ring | | 3.20 |
| 1 | fuel filter bolt o-ring | | 0.80 |
| 1 | oil filter | | 40.40 |
| 10 | qu. engine oil | 6.20 | 62.00 |
| 0.3 | qu. differential oil | 8.40 | 2.52 |
| 0.5 | qu. brake fluid | 9.50 | 4.25 |
| 0.2 | qu. power steering fluid | 4.90 | 0.98 |
| 1 | tail light bulb | | 1.80 |
| 1 | side marker light bulb | | 0.80 |
| 2 | wiper blade inserts | 6.27 | 12.54 |
| miscellaneous parts and materials | | | 20.00 |

**Total $ 379.90**

| | |
|---|---|
| **Total Labor** | **1833.00** |
| **Total Sublet Labor** | |
| **Total Parts** | **379.90** |
| **Sales Tax** | **35.14** |
| **Gasoline** | **20.00** |
| **Total Amount** | **$ 2268.04** |

**Additional work requested or recommended**

- battery needs replacing
- fuel level sensor needs repairing or replacing
- cleaning and detailing

**THANK YOU FOR YOUR BUSINESS**

**Sublet Labor**

| | |
|---|---|
| Smog pre testing. | 90.00 |
| Smog Inspection (test only center). | 80.00 |
| Smog certificate wire transfer. | 8.25 |
| Clean, polish and detail car. | 300.00 |
| Repair dent on rear lh. section of roof panel. | 100.00 |
| **Total** | **$** 578.25 |

**Parts**

| | | | |
|---|---|---|---|
| 1 | fuel level sensor float | | 34.50 |
| 2 | rear outer door handle gaskets | 3.90 | 7.80 |
| 2 | tail light lens gaskets | 41.43 | 82.46 |
| 2 | wind shield wiper drive seal rings | 5.60 | 11.20 |
| 1 | engine compartment light | | 232.00 |
| 2 | lower door window trim seals | 75.24 | 150.48 |
| 4 | bumper side bracket grommets | 7.10 | 28.40 |
| 2 | motor mounts | 99.74 | 199.48 |

| | | | |
|---|---|---|---|
| 1 | radiator cap | | 44.65 |
| 0.5 g. | coolant | 16.70 | 8.35 |
| 1.2 qu. | brake fluid | 11.20 | 13.44 |
| 1 | front engine oil seal | | 22.26 |
| 1 | hood support strut | | 26.50 |
| 1.5 qu. | motor oil | 7.60 | 11.40 |
| | miscellaneous parts and materials | | 40.00 |
| | **Total** | **$** | 912.92 |

| | | |
|---|---|---|
| **Total Labor** | | **3217.50** |
| **Total Sublet Labor** | | **578.25** |
| **Total Parts** | | **912.92** |
| **Sales Tax** | | **79.88** |
| **Gasoline** | | **90.00** |
| **Total Amount** | **$** | **4878.55** |
| **Prepaid 10-17-11** | - | **1000.00** |
| **Prepaid 12-22-11** | - | **1000.00** |
| **Prepaid 3-9-12** | - | **1000.00** |
| **Total Balance** | **$** | **1878.55** |

**Additional work requested or recommended**

**THANK YOU FOR YOUR BUSINESS**

# DESCRIPTION OF THE SERIES ASTON MARTIN OSCAR INDIA

## Investment Overview

- Upon completion of the Series #82AV1 Offering, Series #82AV1 will purchase a 1982 Aston Martin V8 Vantage 'Oscar India' (at times described as the "V8 Vantage" or "Oscar India" throughout this Offering Circular) as the underlying asset for Series #82AV1 (the "Series Aston Martin Oscar India" or the "Underlying Asset" with respect to Series #82AV1, as applicable), the specifications of which are set forth below.
- The Aston Martin V8 was introduced in 1969 as the company's first eight-cylinder car. At the heart of the platform was a hand-built, quad-cam, V8 engine designed by Tadek Marek, the same engineer behind the engines that delivered Aston Martin an overall victory at Le Mans just a decade prior. The popularity of the Aston Martin V8 would see the model remain in continuous production until 1989, when it was replaced by another V8-powered car, the Virage.
- In 1977 Aston Martin introduced the V8 "Vantage," reviving the moniker which first appeared on their high-performance models in the 1950s. The 'Oscar India' Vantage, introduced in 1978, offered a number of performance upgrades and aerodynamic improvements over the standard V8, resulting in total output of 425 HP, capable of 0-60 mph in just over five seconds, making it the fastest accelerating automobile in the world upon introduction.
- The Series Aston Martin Oscar India is one of 291 coupes built from 1978 - 1986 as part of the 'Oscar India' series (so named for their October 1 introduction in 1978) and is one of just 64 cars originally built in left-hand drive.
- The increased performance of the Vantage engine resulted in the engine failing US emissions requirements. As a result, the majority of V8 Vantages delivered to North America had the cosmetic appearance of a Vantage, but without any of the mechanical upgrades. The Series Aston Martin Oscar India is one of only three cars delivered to North America in full Vantage specification including both cosmetic and mechanical items.
- The Series Aston Martin Oscar India benefits from long term ownership under the family of the original owner, complemented by a recent and comprehensive restoration by marque specialists.
- The Series Aston Martin Oscar India is accompanied by extensive documentation dating back to 1996, including a full record of the bare-metal restoration undertaken in 2016. A factory supplied build record confirms the original specifications and delivery of the car. The Underlying Asset also retains its owner's manual, tools, and factory jack.

## Asset Description

*Ownership & Maintenance History*

- Built in January of 1982, the Series Aston Martin Oscar India was delivered new to its original owner in Alberta, Canada. The Underlying Asset would stay in the original owners possession until his passing in 1991, at which time the Underlying Asset was relocated to Los Angeles and remained under the care of his family until 2015.
- In 2016, the second owner commissioned a full cosmetic restoration by a marque specialist at Autosport Design in Long Island, New York. This included a bare metal repaint and full interior reupholstering utilizing proper tobacco Connolly-style leather and Wilton carpets, bringing the Series Aston Martin Oscar India to excellent or "concours condition". The Underlying Asset did not require a full engine rebuild, instead receiving a comprehensive mechanical service. Compression levels were found to be within factory standards.
- In August of 2016, the Underlying Asset crossed the block at the RM Sotheby's Monterey sale, trading hands to the current owner for $357,500, inclusive of the buyer's premium.

*Notable Features*

- Rare true Vantage spec North American delivered car (1 of 3)
- Long term 37-year single family original ownership
- Recipient of concours quality cosmetic restoration by AutoSport Design

- Factory build record, owner's manual, tools, jack, service documentation dating back to 1996

*Notable Defects*

- Repainted in a non-original but correct Aston Martin color of Cumberland Grey.
- Small blemish on top of air intake manifold.

**Details**

| Series Aston Martin Oscar India | |
|---|---|
| Year | 1982 |
| Production Total (Oscar India) | 172 (Total)<br>3 (U.S.) |
| Mileage | 74,975 km |
| Engine | 5.3L V8 |
| Transmission | 5-speed manual |
| Color EXT | Cumberland Grey |
| Color INT | Tobacco Leather |
| Documentation | Aston Martin Statement of Confirmation, service records |
| Condition | Restored |
| Books/manuals/tools | Yes |
| Restored | Yes |
| Paint | Full repaint (2016) |
| Vin # | V8VOL12332 |
| Engine | Original |
| Transmission | Original |

**Depreciation**

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin Oscar India going forward.

#82AV1 | $297.5K

# COMPARABLE ASSET VALUE



ASSET VALUE

**+408.5%**

TRANSACTIONS

**43**

*“Seriously folks, the original V8 Vantage is one of the greatest cars ever”*

**JALOPNIK**

March 2007

#82AV1

# '82 ASTON MARTIN V8 VANTAGE "OSCAR INDIA"

Nine years after introducing the company's first V8 road car in 1969, Aston Martin began production of an exclusive Vantage series that offered a number of performance and aerodynamic upgrades. Termed the "Oscar India" series, for their October 1st introduction in 1978, the Vantage debuted as the fastest accelerating production automobile in the world. Only 172 examples were built across seven years of production, and #82AV1 is 1 of only 3 true V8 Vantage Oscar India's delivered to North America. This prime example of British muscle benefits from long term original ownership and a full, bare-metal restoration in 2016.

BROWSE ALL DETAILS ›



#82AV1 | *Visuals*

The quintessential British getaway car for the quintessential British spy...

LAUNCH GALLERY ›

## #82AV1 | *Timeline*

| | |
|---|---|
| *Nov. 1981* | #82AV1 enters assembly at Aston Martin's Newport Pagnell factory. |
| *Jan. 1982* | #82AV1 build and assembly complete. |
| *Feb. 1982* | #82AV1 is shipped from the factory to Aston Distributing Limited, Canada |
| *Aug. 1995* | #82AV1 is serviced by John E. Wortley Automotive in Calgary, Alberta (Canada). #82AV1 receives new belts, hoses, filters, spark plugs, and brake pads. |
| *May. 1997* | #82AV1 is serviced by Exotic Performance in Marina Del Ray, CA. #82AV1 receives a new set of tires. All drive belts are adjusted and brake fluid is flushed and replaced. (@56,464 km) |

*Feb. 2001*

#82AV1 is serviced by Exotic Performance. #82AV1 receives new water pump, carburetor adjustment, A/C service, and other minor maintenance items. (@67,660 km)

*Aug. 2009*

#82AV1 is serviced by Exotic Performance. #82AV1 receives a carburetor rebuild, engine detail and service, new ignition wires, new fuel filter, clutch adjustment, and new battery. Valves are adjusted and all cams are removed and inspected. (@72,628 km)

*Oct. 2011*

#82AV1 is serviced by Exotic Performance. #82AV1 receives fuel system service, engine service, carburetor adjustment, brake fluid flush, new motor mounts, surface rust repair, and many other small maintenance items. Additionally, all body parts are removed and reinstalled for a complete paint job. (@72,997 km)

*Jul. 2016* — #82AV1 undergoes complete restoration at Autosport Designs, a Aston Martin specialist in New York.

*Aug. 2016* — #82AV1 is sold at RM Sotheby's annual Monterey Sale. (@74,131 km)

*Dec. 2017* — #82AV1 is serviced by Aston Martin of New England in Waltham, MA. #82AV1 receives a new water pump and road test by a Master Technician. (@74,864 km)

*Dec. 2018* — #82AV1 is acquired from Copley Motorcars. (@74,980 km)

*Oct. 2019* — #82AV1 is displayed at the Rally showroom in Soho.